Exhibit 10.1
IXIA
2010 EMPLOYEE STOCK PURCHASE PLAN
          The following constitutes the provisions of the 2010 Employee Stock Purchase Plan (the “Plan”) of Ixia (the “Company”).
          1.          Purpose. The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code, as amended from time to time.
          2.          Certain Definitions.
                       (a)          “Board” shall mean the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 13 of the Plan.
                       (b)          “Code” shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
                       (c)          “Common Stock” shall mean the common stock of the Company.
                       (d)          “Compensation,” unless otherwise determined by the Board of Directors of the Company, means total cash compensation from employment reportable on Form W-2 including, without limitation, regular straight-time gross earnings, overtime pay, shift premium, incentive compensation, bonuses, commissions and automobile allowances, plus any amounts contributed by the Employee to the Company’s 401(k) Plan or 125 Plan from compensation paid to the Employee by the Company, but expressly excluding relocation benefits, expense reimbursements, gains realized in connection with the exercise of stock options or participation in a stock option or purchase program and contributions by the Company to qualified deferred compensation plans.
                       (e)          “Employee” means any person, including an officer, who is customarily employed by the Company or a Subsidiary designated by the Board on Attachment A, as Attachment A may from time to time be amended by the Board, (i) for more than 20 hours per week and (ii) for more than five months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. “Employee” shall not include any person who is a citizen or resident of a foreign jurisdiction if granting them an option under the Plan would violate the law of such jurisdiction, or if compliance with the laws of the jurisdiction would cause the Plan to violate Code Section 423.
                       (f)          “Enrollment Date” means the first Trading Day of each Offering Period.
                       (g)          “Enrollment Period” means the period designated by the Board ending no fewer than three days prior to the Offering Period or Purchase Period, as applicable.
                       (h)          “Exercise Date” means the last Trading Day of each Purchase Period.
                       (i)          “Fair Market Value” means, as of any date, the fair market value of one share of Common Stock, determined as follows:
                              (i)          If the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Global Select Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market LLC, its fair market value shall be the closing sales price for such stock (or the mean of the closing bid and asked prices, if no sales were reported) as reported on such date (or, if such day is not a Trading Day, on the last Trading Day prior to such date) in The Wall Street Journal or such other source as the Board deems reliable;
                              (ii)          If the Common Stock is regularly quoted by a recognized securities dealer but sales prices are not reported, its fair market value shall be the mean of the closing bid and asked prices for the Common Stock on such date (or, if such day is not a Trading Day, on the last Trading Day prior to such date), as reported in The Wall Street Journal or such other source as the Board deems reliable; or
                              (iii)       In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board.
                       (j)          “Offering Periods” shall mean the periods of approximately 24 months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day in the periods ending 24 months later. The first Offering Period under the Plan shall commence on November 1, 2010. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.
                       (k)          “Payroll Deduction Authorization Change or Withdrawal Form” shall mean the form attached hereto as Attachment B, as may be revised from time to time.
                       (l)          “Participant” shall mean an Employee who has filed a Subscription Agreement under the terms of the Plan.

                       (m)          “Purchase Period” shall mean the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date and provided that the duration of a Purchase Period may be changed by the Board with respect to future Offering Periods without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter
                       (n)          “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 19.
                       (o)          “Subscription Agreement” shall mean the form authorizing payroll deductions and attached hereto as Attachment C, as may be revised from time to time.
                       (p)          “Subsidiary” means any corporation described in Section 424 of the Code in which the Company owns, directly or indirectly, 50% or more of the voting shares.
                       (q)          “Trading Day” shall mean a day on which national stock exchanges and The Nasdaq Stock Market are open for trading.
          3.          Eligibility.
                       (a)          General Rule. Any Employee, as defined in Section 2, who shall have completed at least 30 days of continuous employment with the Company or its Subsidiaries shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Code.
                       (b)          Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if:
                              (i)          immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or
                              (ii)          such option would permit the Employee’s rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time.
        4.          Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period under the Plan shall commence on November 1, 2010. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter. Participation in one offering under the Plan shall neither limit nor require participation in any other offering.
          5.          Participation.
                       (a)          An eligible Employee may become a Participant in the Plan by completing and submitting during the applicable Enrollment Period a signed Subscription Agreement. An Employee who becomes eligible to participate in the Plan after the commencement of an Offering Period may not become a Participant in the Plan until the commencement of the next Offering Period.
                       (b)          An Employee’s authorization and participation in the Plan shall become effective on the first Enrollment Date following the timely filing of his or her Subscription Agreement and shall remain effective until revoked by the Participant by completing and submitting a signed Payroll Deduction Authorization Change or Withdrawal Form to either withdraw from the Plan as described in Section 10(a) hereof or change his or her payroll deduction rate as described in Section 6(e) hereof.
                       (c)          A Participant may not submit a Subscription Agreement for enrollment in a new Offering Period until the termination of his or her participation in an existing Offering Period has become effective. The foregoing limitation shall not affect a Participant’s automatic reenrollment (without the submission of a new Subscription Agreement) in a new Offering Period following the expiration of an existing Offering Period.
                       (d)          Participants in an Offering Period (an “Original Offering Period”) will not prior to the expiration of the Original Offering Period be automatically withdrawn from the Original Offering Period and automatically re-enrolled in the immediately following Offering Period (a “Lower Price Offering Period”) if the Fair Market Value of the Common Stock on an Exercise Date in the Original Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of the Original Offering Period. A Participant may enroll in such an anticipated Lower Price Offering Period only by, on or before the specified administrative deadline prior to the commencement of the anticipated Lower Price Offering Period: (i) terminating his or her participation in the Original Offering Period by completing and submitting a signed Payroll Deduction Authorization Change or Withdrawal Form and without purchasing shares at the end of the Purchase Period then in effect and (ii) timely completing and submitting for the anticipated Lower Price Offering Period a new Subscription Agreement.

          6.          Payroll Deductions.
                       (a)          Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period as to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.
                       (b)          At the time a Participant files his or her Subscription Agreement with the Company, he or she shall elect to have payroll deductions made on each payday during the next Offering Period at a percentage rate equal to a positive whole number not exceeding 15%, or such other maximum rate as may be determined from time to time by the Board subject to the provisions of Section 19 hereof, of the Compensation which would otherwise be payable to such Participant on each such payday.
                       (c)          Payroll deductions for a Participant shall commence on the first payday following the date on which a Participant’s payroll deduction authorization becomes effective and shall automatically continue from Offering Period to Offering Period until changed or terminated by the Participant in accordance with the terms hereof.
                       (d)          All payroll deductions authorized by a Participant pursuant to a Subscription Agreement, as modified pursuant to Section 5, shall be credited to the Participant’s individual account under the Plan. A Participant may not make any additional payments into such account.
                       (e)          A Participant may change the rate of his or her payroll deduction during an Offering Period only as follows:
                                     (i)           A Participant may decrease the rate of payroll deductions for a future Purchase Period within an existing Offering Period or for a future Offering Period only by completing and submitting, by the specified administrative deadline prior to the commencement of such future Purchase Period or Offering Period, a signed Payroll Deduction Authorization Change or Withdrawal Form.
                                     (ii)           A Participant may increase the rate of payroll deductions for a future Offering Period only by completing and submitting, by the specified administrative deadline prior to the commencement of such Offering Period, a signed Payroll Deduction Authorization Change or Withdrawal Form. An election to increase the rate of payroll deductions may be made for new Offering Periods that will begin for any reason, including new Offering Periods that will begin as a result of (i) enrollment in a new Offering Period following the end of the final Purchase Period in an existing Offering Period or (ii) an employee’s voluntary election to withdraw from a current Offering Period and to enroll in a new Offering Period.
                                     (iii)        A Participant may not increase the rate of payroll deductions for a future Purchase Period within an existing Offering Period. In order for such a Participant to increase the rate of payroll deductions prior to a future Offering Period that follows the expiration of his or her existing Offering Period, the Participant must terminate his or her participation in the existing Offering Period and then enroll in a new Offering Period, subject to the limitations set forth in Section 5 above. In no event may a Participant increase the rate of payroll deductions for a future Purchase Period by completing a Purchase Period within an existing Offering Period that is not otherwise expiring and then immediately participating in a new Offering Period.
          7.          Grant of Option. On the Enrollment Date of each Offering Period, each Participant in such Offering Period shall automatically be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) on the Enrollment Date; and provided further that such grant of options and purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The preceding limitation (multiplied by four) shall also apply with respect to each Offering Period. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.
          8.          Exercise of Option.
                       (a)          Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on each Exercise Date of the Offering Period, and the accumulated payroll deductions credited to a Participant’s account on the Exercise Date will be applied to purchase whole shares of the Company’s Common Stock (up to the maximum number subject to option as determined in Section 7(a) hereof) at the Purchase Price. Any amount credited to a Participant’s account and not applied to the purchase of Common Stock by reason of the limitation on the number of shares subject to option shall be refunded promptly to such Participant after the Exercise Date, provided that any amount remaining in a Participant’s account and representing a fractional share shall be carried over and applied to the purchase of shares in the subsequent Purchase Period or Offering Period if the Participant participates in the subsequent offering. During his or her lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.
                       (b)          If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such

Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 hereof. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date. In the event of any pro rata allocation of shares, the Company shall give written notice of such allocation to each Participant affected thereby and shall reduce the rate of payroll deductions, if necessary.
          9.          Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the issuance and delivery to, or credit to the account of, each Participant, as appropriate, of the shares purchased upon exercise of his or her option. At the election of the Company, the issuance and delivery of the shares purchased upon exercise of a Participant’s option may be effected by transfer (electronic or otherwise in the discretion of the Company) of such shares to a securities account maintained in the Participant’s name.
          10.         Withdrawal; Termination of Employment.
                       (a)          A Participant may terminate his or her participation in the Plan and withdraw from an Offering by completing and submitting, by the specified administrative deadline prior to the end of a Purchase Period, a signed Payroll Deduction Authorization Change or Withdrawal Form. Any such termination and withdrawal may be made effective (i) immediately, in which case all withheld amounts will be refunded to the Participant, or (ii) as of the first day of the next Purchase Period, in which case withheld amounts will be applied to the purchase of shares at the end of the Purchase Period in which the election is made and any excess funds not so applied will be refunded to the Participant following the purchase. If a Participant terminates his or her participation in the Plan pursuant to this Section 10(a), payroll deductions shall not resume at the beginning of a succeeding Offering Period unless the Participant delivers a new Subscription Agreement in accordance with Section 5 hereof.
                       (b)          Upon termination of a Participant’s employment for any reason, including retirement or death, as soon as practicable after such termination, the payroll deductions credited to his or her account shall be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option shall be automatically canceled.

                       (c)          In the event an Employee fails to remain in the continuous employ of the Company or its Subsidiaries for more than 20 hours per week during the Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and his or her option will be canceled.
                       (d)          A Participant’s withdrawal from an offering shall not have any effect upon his or her eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company.
          11.        Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.
          12.        Stock.
                       (a)          The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18(a) hereof, together with a cumulative annual increase to the number of shares reserved for issuance thereunder on May 1, 2010 and each May 1 thereafter equal to the lesser of (i) 500,000 shares, (ii) 1% of the outstanding shares of the Company on the last day of the prior fiscal year or (iii) such amount as may be determined by the Board. The shares to be sold to Participants in the Plan will be authorized but unissued shares. Upon the cancellation of any option granted under the Plan, the shares subject thereto shall return to the Plan and become available for options thereafter granted under the Plan.
                       (b)          A Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
                       (c)          Shares to be delivered to a Participant under the Plan shall, as specified in the Participant’s Subscription Agreement, be registered in the name of the Participant or in the name of the Participant and his or her spouse.
          13.        Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the fullest extent permitted by law, be final and binding upon all parties.
          14.        Designation of Beneficiary.
                       (a)          A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the Exercise Date on which an option is exercised but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
                       (b)          Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
          15.        Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
          16.        Use of Funds. All payroll deductions received or held by the Company on behalf of a Participant under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
          17.        Reports. Individual accounts will be maintained for each Participant in the Plan. Individual statements of account will be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, in a Participant’s account.
          18.        Adjustments upon Changes in Capitalization or Control.
                       (a)          Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which has been authorized for issuance under the Plan but has not yet been placed under option or which has been returned to the Plan upon the cancellation of an option, as well as the option price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been

“effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.
                       (b)          Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
                       (c)          Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
                       (d)          No fractional shares of Common Stock shall be issuable on account of any adjustment described herein, and the aggregate number of shares into which shares then covered by an option, when changed as the result of such adjustment, shall be reduced to the largest number of whole shares resulting from such adjustment, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.
          19.        Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the prior written consent of such Participant:
                       (a)          To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment to the Plan in such a manner and to such a degree as is required.
                       (b)          Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.
                       (c)          In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
                              (i)          altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
                              (ii)          shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and
                              (iii)        allocating shares.
                       Such modifications or amendments shall not require shareholder approval or the consent of any Plan Participants.
          20.        Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. The Plan shall continue in effect for a term of ten years unless sooner terminated under Sections 19 or 22 hereof.
          21.        Notices. All notices or other communications (i) by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof and (ii) by the Company to a Participant in connection with the Plan shall be deemed to have been duly given when received by the Participant or, if earlier, five days after deposit in the United States mail by certified or registered mail, return receipt requested, first class postage prepaid, addressed to the Participant at his or her address as shown on the records of the Company or as such Participant may request by written notice to the Company hereunder.
          22.        Shareholder Approval. Notwithstanding anything to the contrary herein, the effectiveness of the Plan shall be expressly subject to approval by the Company’s shareholders prior to November 1, 2010 by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote thereon at a shareholder meeting duly held or by written consent in accordance with applicable law.
          23.        No Enlargement of Employee Rights. The Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company, its parent, Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or retire any Employee thereof at any time. No Employee shall have any right to or interest in options authorized hereunder prior to the grant of an option to such Employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company’s Articles of Incorporation, as the same may be amended from time to time.
          24.        Information to Participants. The Company shall provide without charge to each Participant in the Plan copies of such annual and periodic reports as are provided by the Company to its shareholders generally.
          25.        Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the state of California, without regard to the conflicts of laws rules thereof.
          26.        Tax Withholding. If at any time the Company or any Subsidiary is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection with any exercise of an option granted hereunder or any disposition of shares of Common Stock issued hereunder, the Participant must make adequate provision for the Company’s federal, state or other tax withholding obligations which arise from such exercise or disposition. The Company or such Subsidiary shall have the right to deduct or withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.
          27.        Securities Law Compliance. No shares of Common Stock may be issued upon the exercise of any option under the Plan until all requirements of applicable Federal, state, foreign or other securities laws with respect to the purchase, sale and issuance of shares of Common Stock shall have been satisfied. If any action must be taken because of such requirements, then the purchase, sale and issuance of shares shall be postponed until such action can reasonably be taken. Upon request by the Company, an Employee shall deliver to the Company such information, representations or undertakings as the Company may reasonably request in order to comply with any registration requirements or exemptions therefrom of applicable securities laws. The Company may require any securities so issued to bear a legend, may give its transfer agent instructions, and may take such other steps as in its judgment are reasonably required to prevent any violation of applicable securities laws.

ATTACHMENT A
IXIA
2010 EMPLOYEE STOCK PURCHASE PLAN
DESIGNATED SUBSIDIARIES

ATTACHMENT B
IXIA
2010 EMPLOYEE STOCK PURCHASE PLAN
PAYROLL DEDUCTION AUTHORIZATION CHANGE OR WITHDRAWAL FORM
          I am now a Participant in the Ixia 2010 Employee Stock Purchase Plan (the “Plan”) and I wish to make the change indicated below (check one):
☐	A.
Decrease in Payroll Deduction Rate for Next Purchase Period or New Offering Period: I hereby authorize the following new rate of payroll deduction, effective as of the first payday of the next Purchase Period (such change must be filed with the Company during the Enrollment Period prior to the start of the Purchase Period or Offering Period with respect to which it is to be effective):

(circle one)	1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% of Compensation
☐	B.
Increase in Payroll Deduction Rate for New Offering Period: I hereby authorize the following new rate of payroll deduction, effective as of the first payday of the next Offering Period (such change must be filed with the Company during the Enrollment Period prior to the start of the Offering Period with respect to which it is to be effective). IMPORTANT: Increases (but not decreases) in payroll deduction rates may only become effective upon enrollment in a new Offering Period.

(circle one)	1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% of Compensation
☐	C.
Withdrawal from Plan and Immediate Cancellation of Option: I hereby elect to cancel my participation in the Plan effective immediately and to cancel my option to purchase Ixia Common Stock under the Plan and request that all amounts withheld from me through payroll deductions relating to the canceled option be refunded to me. I understand that cancellation of my option will be effective only if this form is filed with the Company by the specified administrative deadline prior to the close of the current Purchase Period. I understand that if I wish to participate in the Plan following my cancellation and withdrawal from the Plan, I must re-enroll by filing a new Subscription Agreement with the Company during the open Enrollment Period prior to the start of the Offering Period with respect to which it is to be effective (including, if I so elect, the Offering Period that will commence immediately following the end of the current Purchase Period from which I am withdrawing).

☐	D.
Withdrawal from Plan without Cancellation of Option in Current Purchase Period. I hereby elect to cancel my participation in the Plan effective as of the first day of the next Purchase Period. However, I request that my previously authorized payroll deductions continue through the end of the current Purchase Period and that all amounts deducted from my Compensation during the current Purchase Period be applied to the purchase of Ixia Common Stock at the end of the Purchase Period pursuant to the Plan. I understand that if I wish to participate in the Plan following my cancellation and withdrawal from the Plan, I must re-enroll by filing a new Subscription Agreement with the Company during the open Enrollment Period prior to the start of the Offering Period with respect to which it is to be effective. I understand that I may not submit a new Subscription Agreement for re-enrollment in the Plan until the first open Enrollment Period that occurs after the end of the current Purchase Period.

Date:

Signature of Employee

Print Name:

(To be completed by Ixia)

Date Received:	Approved by:

ATTACHMENT C
IXIA
2010 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
Instructions: Please print or type all information except your signature.

Name:

First Middle Last

Address:

Social Security No.: ____  ____  ____ - ____  ____ - ____  ____  ____  ____

ORIGINAL APPLICATION
1.	I hereby elect to participate in the Ixia 2010 Employee Stock Purchase Plan (the “Plan”), in accordance with this Subscription Agreement and subject to the terms and conditions of the Plan.

2.
I hereby authorize Ixia to make regular payroll deductions, at the rate indicated below and in accordance with the terms of the Plan, from the total Compensation (as defined in the Plan) including overtime, bonuses, commissions and other earnings, if any, paid to me during each Offering Period during which I remain a Participant in the Plan:

(circle one)	1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% of Compensation
3.
I understand that payroll deductions at the indicated rate will continue from Offering Period to Offering Period (and from Purchase Period to Purchase Period within an Offering Period) unless I become ineligible to participate in the Plan or unless I file a Payroll Deduction Authorization Change or Withdrawal Form.

4.
I understand that the deducted amounts will be applied automatically to the purchase of shares of Ixia Common Stock at the end of each Purchase Period during an Offering Period unless I elect to cancel my option and withdraw from the Plan by filing a Payroll Deduction Authorization Change or Withdrawal Form by the specified administrative deadline prior to the end of a Purchase Period.

5.
I hereby acknowledge that I have received and read a copy of Ixia’s most recent Prospectus describing the terms and provisions of the Plan and understand the information therein and the risks of participating in the Plan.

6.	Shares purchased for me under the Plan should be issued in the name(s) of:

7.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8.
I will promptly (a) notify Ixia if I have sold, transferred, gifted or otherwise disposed of any shares purchased for me under the Plan at any time within two years after the beginning of the Offering Period in which such shares were purchased or within one year after the end of the Purchase Period in which such shares were purchased and (b) provide Ixia with all requested information regarding such transaction.

9.
In the event of my death before the end of an Offering Period, I hereby designate as my beneficiary(ies) to receive all payments and shares due me under the Plan (if more than one beneficiary is named, then all beneficiaries shall share equally):

Name: (Please print)

	First	Middle	Last

Relationship	Address

	City	State	Zip Code
Name: (Please print)

	First	Middle	Last

Relationship	Address

	City	State	Zip Code

Date:
Signature of Employee

ELECTION NOT TO PARTICIPATE
          I hereby acknowledge receipt of a copy of Ixia’s most recent Prospectus which describes the Ixia Employee Stock Purchase Plan and elect not to participate in the Plan. I understand that my decision not to participate in the next offering under the Plan will not affect my eligibility to participate in subsequent offerings under the Plan.

Date:
Signature of Employee

(To be completed by Ixia)

Date Received:	Approved by: